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                                                                     EXHIBIT 8.1


                                 March 18, 2002



NovaStar Mortgage Funding Corporation
1901 West 47th Place, Suite 105
Westwood, Kansas  66205

               Re:    Re:    NovaStar Mortgage Funding Corporation
                             S-3 Registration Statement (333-50290)


Ladies and Gentlemen:

       We have acted as special tax counsel to NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company"), in connection with the Prospectus filed by the Company.

       The term "Prospectus" means the prospectus included in the Registration Statement. The term "Registration Statement" means (i) the Registration Statement on Form S-3 (No. 333-50290), including the exhibits thereto and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed securities registered thereby (the "Securities").

       We have examined the question of whether the Securities will have the tax treatment described in the Prospectus. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of special tax counsel is not binding on the courts or the Internal Revenue Service (the "IRS").

       Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, while no transaction closely comparable to that contemplated has been the subject of any Treasury Regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, we are of the opinion that for federal income tax purposes:

       (1) The Securities, assuming they are issued in accordance with the Prospectus, will have the federal income tax treatment described in the Prospectus.

       (2) We hereby adopt and confirm the information appearing under the caption "Material Federal Income Tax Consequences" in the Prospectus and confirm that it represents our opinion with respect to the matters discussed therein.

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       This opinion is furnished by us as counsel to the Registrant. We hereby consent to the reference to Dewey Ballantine LLP in the Registration Statement and the related prospectus supplement under the heading "Legal Matters."


                                                     Very truly yours,


                                                     /s/  Dewey Ballantine LLP


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                                                                         Consent
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                        Consent of Dewey Ballantine LLP
                       (Included in Exhibits 5.1 and 8.1)